Exhibit 5.1

Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005

June 30, 2011

Nippon Telegraph and Telephone Corporation

3-1, Otemachi 2-chome

Chiyoda-ku, Tokyo 100-8116

Japan

Re:    Nippon Telegraph and Telephone Corporation Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Nippon Telegraph and Telephone Corporation, a limited liability, joint-stock corporation established under the laws of Japan (the “Company”), in connection with its filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering its debt securities (the “Securities”) to be offered from time to time by the Company on the terms to be determined at the time of the offering. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (as amended or supplemented), and pursuant to Rule 415 under the Securities Act.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement and the form of indenture filed as an exhibit thereto. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder. We have assumed that the indenture or any applicable supplemental indenture will be duly authorized, executed and delivered by the trustee and constitute a legal, valid and binding obligation of such trustee. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that at such time as: (a) the terms of the Securities have been established in accordance with the indenture and officer’s certificate, board resolution or supplemental indenture, as the case may be, and the terms of their issuance and sale have been approved by appropriate action of the Company; (b) the indenture or any applicable supplemental indenture relating to such Securities has been duly authorized and executed by the Company and the trustee; (c) the Securities have been duly authorized and executed by the Company and duly authenticated by the trustee in accordance with the indenture or any applicable supplemental indenture; and (d) the Securities have been duly issued, sold and delivered by the Company against payment therefore as contemplated by the Registration Statement and any prospectus supplement relating thereto and the indenture or any applicable supplemental indenture, the Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law.

We express no opinion, except as expressly set forth above. The foregoing opinion is limited to matters involving the law of the Federal laws of the United States of America and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. We disclaim any undertaking to advise the Company of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Validity of the Debt Securities” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RWM/RBW